Form 4- Exhibit 99
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Name of Reporting Person: John A. Brockriede
Name of Issuer:           Monmouth Community Bancorp (MCBK)
Transaction Date(s):      November 10, 2004 and November 11, 2004


               Explanation of Responses and Additional Information
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In addition to the shares of Common Stock of the Issuer reported on the Form 4 filed in connection herewith, the reporting person directly owns 104,550 shares (includes 89,970 shares held jointly with Mr. Brockriede's spouse) and indirectly owns 11,802 shares held in an Individual Retirement Account by PaineWebber as custodian for the benefit of the reporting person. The number of shares beneficially held by the reporting person as reported on the Form 4 and in this Exhibit have been adjusted accordingly to account for the 5% stock distributions made to the shareholders of Monmouth Community Bancorp on December 31, 2003, 2002, 2001 and 2000, respectively, and to account for the 6 for 5 stock split effected July 15, 2004.